SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of

                       The Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): November 8, 2000
                         Commission File Number: 0-17020


                               Sensar Corporation
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             (Exact Name of Registrant as Specified in its Charter)


                   Nevada                                  87-0429944
         --------------------------------             --------------------
         (State or other jurisdiction of                  (IRS Employer
          incorporation or organization)               Identification No.)


               50 West Broadway, Suite 501
                  Salt Lake City, Utah                          84101
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        (Address of Principal Executive Offices)             (Zip Code)


               Registrant's Telephone Number, Including Area Code:
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                                 (801) 350-0587

                                       N/A
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              (Former name, former address, and formal fiscal year,
                         if changed since last report)

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                              ITEM 5. OTHER EVENTS

         Sensar Corporation issued the following press release on November 8, 2000.

         November 8, 2000 - Sensar Corporation (Nasdaq: SCII) announced today that Net2Wireless Corporation and Nextel Finance Company, a wholly owned subsidiary of Nextel Communications, Inc. (Nasdaq: NXTL), have agreed to terminate the stock purchase agreement whereby Nextel Finance Company would have made an investment in 1 million shares of Net2Wireless capital stock at a per share price of $32. The common stock of Sensar Corporation closed at $15 3/16 on November 8, 2000.

         Under the agreement, Nextel Finance Company's investment into Net2Wireless was subject to a number of matters, including the completion of due diligence exercises by Nextel Finance Company and Nextel Finance Company's satisfaction with the outcome of such exercises. Nextel Finance Company was unable to complete the due diligence to its satisfaction prior to the closing date of November 9, 2000. Therefore, Nextel Finance Company has indicated to Net2Wireless that it will not make an investment into Net2Wireless at this time.

         The parties confirm that they will continue to operate under the Memorandum of Understanding, dated as of July 26, 2000, between the parties to determine the prospects for the potential future purchase by Nextel Finance Company of Net2Wireless' products for use in the United States.

         Net2Wireless believes that its cash, cash equivalents, and short-term deposits, combined with the cash and cash equivalents of Sensar, will be sufficient to meet Net2Wireless' anticipated needs for working capital and capital expenditures for at least the next twelve months.

         Net2Wireless has developed technology to enable digital cellular operators to provide applications that would typically be provided through a 3G network, using 2G/2.5G existing infrastructure and mobile devices such as PDA's, smart mobile phones and hand held computers, all over one backbone. Net2Wireless technology utilizes state-of-the-art digital content compression, advanced pattern recognition technology and innovative streaming communication technology, supporting scalable communications from 9600 bps and higher, using ultra-low bandwidth. For additional information visit the website: http://www.net2w.com

         This press release contains certain forward-looking statements concerning the potential products of Net2Wireless, which are still in the development and testing stage. The products are subject to all the risk associated with new market structures and broad based consumer demand. The above statements are not meant to be predictions of the future and are subject to all of the uncertainties set forth above and many others that may develop in the future. Sensar Corporation has filed and obtained the effectiveness of a registration statement on Form S-4 with respect to a proposed merger between Sensar Corporation and Net2Wireless. This press release is not, and is not intended to be, a proxy solicitation. Furthermore, this press release is not, and is not intended to be, an offer of any securities for sale. For a discussion of the contingencies and uncertainties relating to the merger of Sensar Corporation and Net2Wireless to which some of the information concerning future events is subject, please refer to Sensar's report on Form 10-K for December 31, 2000, and its current filing on Form S-4. Sensar and Net2Wireless have mailed a Proxy Statement/Prospectus to stockholders of Sensar and Net2Wireless containing information about the merger. Investors are urged to read the registration statement on Form S-4 and all subsequent amendments or other filings by Sensar Corporation and the Proxy Statement/Prospectus because they contain important information about Sensar, Net2Wireless and the merger. These documents can be obtained for free at the Commissions website at http://www.sec.gov or by requesting a copy from Sensar Corporation, 50 West Broadway, Suite 501, Salt Lake City, Utah 84101.

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                                   SIGNATURES

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated:  November 8, 2000         SENSAR CORPORATION


                                 By /s/ Howard S. Landa
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                                    Howard S. Landa, Chairman of the Board
                                    (Chief Executive Officer and
                                    Principal Financial and Accounting Officer)

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